Registration No. 333-124116

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14
       (Exact names of registrant as specified in governing instruments)

                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
          (Address and telephone number of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                           Derenthal & Dannhauser LLP
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844

                 Date of termination of sale to the public: N/A

     Through a Registration Statement on Form S-11 which was declared effective on November 1, 2005, WNC Housing Tax Credit Fund VI, L.P., Series 14 ("Series 14") registered 25,000 units of limited partnership interest ("Series 14 Units") for offer and sale to the public. Series 14 has elected not to offer Series 14 Units pursuant to such Registration Statement.

     This post-effective amendment no. 2 to the Registration Statement is filed for the purpose of deregistering the 25,000 Series 14 Units which are unissued and unsold.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 2nd day of October, 2007.

                           WNC HOUSING TAX CREDIT FUND VI, L.P.,
                            SERIES 14

                           By:   WNC National Partners, LLC,
                                 General Partner

                                 By:   WNC & Associates, Inc.,
                                       Managing Member

                                       By:   /s/ THOMAS J. RIHA
                                             Thomas J. Riha,
                                             Senior Vice President -
                                             Chief Financial Officer



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



     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     CAPACITY                        DATE


/s/ WILFRED N. COOPER, SR.    Chairman of the Board           October 2, 2007
Wilfred N. Cooper, Sr.        of WNC & Associates, Inc.


/s/ WILFRED N. COOPER, JR.    Director, president,            October 2, 2007
Wilfred N. Cooper, Jr.        chief executive officer
                              and secretary of
                              WNC & Associates, Inc.

/s/ KAY L. COOPER             Director of                     October 2, 2007
Kay L. Cooper                 WNC & Associates, Inc.


/s/ THOMAS J. RIHA            Senior vice president -         October 2, 2007
Thomas J. Riha                chief financial officer of
                              WNC & Associates, Inc.





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